UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2005

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

510 Bering Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 24, 2005, the Board of Directors of the Company (“Board”) took several actions with respect to the compensation of the Company’s executive officers and independent directors.

2005 EMT Annual Incentive Plan. The Board, upon recommendation from the Compensation Committee, approved the Crown Castle 2005 EMT Annual Incentive Plan (“2005 Incentive Plan”) for the Company’s executive management team. The 2005 Incentive Plan is intended to provide incentives to the Company’s executive officers in the form of cash bonus payments for achieving certain performance goals established under the 2005 Incentive Plan. Under the 2005 Incentive Plan, each eligible participant has an assigned target bonus level, expressed as a percent of base salary. Depending on the achievement of specified levels of corporate/business unit performance goals (comprised of specified financial measures) and individual performance goals, each eligible participant may earn a multiple of the target bonus. The Board’s approval of the 2005 Incentive Plan does not create a guarantee of an incentive award to any eligible participant, and the Compensation Committee retains discretion to discontinue or amend the 2005 Incentive Plan at any time. A copy of the Plan is filed herewith as Exhibit 10.1.

Executive Officer Compensation. The Board, upon recommendation from the Compensation Committee, approved the following base salaries and restricted stock awards with respect to the following named executive officers (as defined in Regulation S-K, item 402(a)(3)) of the Company:

Name and Principal Position	2005 Base Salary ($)	2005 Restricted Stock Award (Shares)
John P. Kelly Chief Executive Officer, President and Director	$464,427	129,532
W. Benjamin Moreland Executive Vice President and Chief Financial Officer	$339,900	83,543
E. Blake Hawk Executive Vice President and General Counsel	$333,834	43,761
Michael P. Schueppert President – Crown Castle Mobile Media	$229,484	—

The shares of restricted stock shown in the table above were granted pursuant to the Company’s 2001 Stock Incentive Plan. The terms of the Restricted Stock Agreements relating to such shares of restricted stock provide that if and when the Company’s common stock (“Common Stock”) closes at or above per share prices equal to $18.63, $21.42 or $24.64 for twenty consecutive trading days, 33% of the restricted stock performance vests (i.e., the transfer and forfeiture restrictions terminate) upon reaching each such price target. In addition, any remaining unvested restricted stock vests on the fourth anniversary of the grant date (February 24, 2009) if the Common Stock closes at or above $19.44 per share for twenty consecutive days at any time during such four year period. Any shares of restricted stock that have not otherwise vested as set forth in the preceding two sentences will be forfeited following the fourth anniversary of the grant date. Forms of the standard Restricted Stock Agreements generally used for each of the Company’s 2001 Stock Incentive Plan and 2004 Stock Incentive Plan are filed herewith as Exhibit 10.2 and 10.3, respectively.

CEO Stock Ownership Provisions. On February 24, 2005, the Compensation Committee approved increasing the minimum stock ownership provisions contained in the Severance Agreement of John P. Kelly, Chief Executive Officer and President of the Company, from 65,000 shares of Common Stock to 85,000 shares of Common Stock. Such shares, which are required to be owned and held by Mr. Kelly at all times during his employment with the Company, do not include shares of restricted stock which remain subject to transfer and forfeiture restrictions. A form of the severance agreement entered into with Mr. Kelly is filed as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on January 8, 2003.

Independent Director Equity Compensation. Pursuant to the Board’s policy of granting shares of Common Stock having a purchase price of approximately $55,000 to each independent director at the Board’s first regularly scheduled meeting of each year, the Board, upon recommendation from the Nominating & Corporate Governance Committee (“NCG Committee”), granted 3,395 shares of Common Stock (priced at $16.20, the closing price of the Common Stock on February 24, 2005) to each independent director of the Board other than J. Landis Martin, Chairman of the Board. The Board, upon recommendation of the NCG Committee granted 8,490 shares of Common Stock to J. Landis Martin as annual equity compensation for service as independent Chairman of the Board. Such shares of Common Stock were granted pursuant to the Company’s 2001 Stock Incentive Plan.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) On February 24, 2005, Jed P. Fawaz, 46, the Company’s Senior Vice President Technology & Chief Information Officer, was appointed President of U.S. Tower Operations (Interim) for the Company’s U.S. operations (“CCUSA”). During the past five years, Mr. Fawaz has served as Vice President of Engineering & Operations for CCUSA from 1999 to 2001, Area President – West Area of CCUSA from 2001 to 2003, Vice President – Operations Support & Technology for CCUSA from 2003 to 2004, and Senior Vice President Technology & Chief Information Officer of the Company as of 2005.

Pursuant to a severance agreement entered into with Mr. Fawaz, the Company is required to provide severance benefits to Mr. Fawaz if he is terminated without cause (as defined in the severance agreement) or if he terminates his employment with good reason (as defined in the severance agreement) (collectively, a “qualifying termination”). The severance agreement provides for enhanced severance benefits if Mr. Fawaz incurs a qualifying termination within the two-year period following a change in control (as defined in the severance agreement). Upon a qualifying termination that does not occur during a change in control period, Mr. Fawaz is entitled to:

•	a lump sum payment equal to the sum of his base salary and annual bonus,

•	a prorated cash amount equal to his annual bonus for the year of termination and, if not yet paid, his annual incentive bonus for the year prior to termination,

•	continued coverage under specified welfare benefit programs for one year,

•	immediate vesting of any outstanding stock options (which remain exercisable for two years following employment), and

•	continued vesting of restricted stock awards for two years after termination, as if he were an employee of the Company.

Upon a qualifying termination during a change in control period, Mr. Fawaz is entitled to:

•	a lump sum payment equal to two times the sum of his base salary and annual bonus,

•	a prorated cash amount equal to his annual bonus for the year of termination and, if not yet paid, his annual incentive bonus for the year prior to termination,

•	continued coverage under specified welfare benefit programs for two years, and

•	immediate vesting of any outstanding options (which remain exercisable for two years following employment or service as a director, if applicable) and restricted stock awards.

The severance agreement also contains provisions that generally prohibit Mr. Fawaz, for a period of 12 months following the termination of his employment with the Company, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with the Company or its affiliates in the United States or Australia and (2) soliciting employees of the Company and its affiliates. Further, the agreement contains provisions requiring Mr. Fawaz to own and hold at all times during his employment with the Company by and after March 24, 2008, 10,000 shares of the Company’s Common Stock, which number does not include shares of restricted stock which remain subject to transfer and forfeiture restrictions. A form of the severance agreement entered into with Mr. Fawaz is filed herewith as Exhibit 10.4.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	2005 EMT Annual Incentive Plan

10.2	Form of 2001 Stock Incentive Plan Restricted Stock Agreement

10.3	Form of 2004 Stock Incentive Plan Restricted Stock Agreement

10.4	Form of Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name:	E. Blake Hawk
Title:	Executive Vice President
and General Counsel

Date: March 2, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	2005 EMT Annual Incentive Plan

10.2	Form of 2001 Stock Incentive Plan Restricted Stock Agreement

10.3	Form of 2004 Stock Incentive Plan Restricted Stock Agreement

10.4	Form of Severance Agreement